UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 12, 2002

Date of report (Date of Earliest Event Reported)

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Rutherford Road
Carlsbad, CA 92008-7328

(Address of Principal Executive Offices)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit Index
EXHIBIT 16.1
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     Dismissal of KPMG. The Company’s Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent auditors effective December 12, 2002.

     KPMG had been appointed as the Company’s independent auditors effective March 25, 2002 and has never issued an audit report on the Company’s financial statements. The reports issued by the Company’s then current independent auditors on the Company’s financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Disagreement. During the third quarter of 2002, the Company and KPMG had a disagreement (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with regard to the applicable periods in which to record a reduction in the Company’s warranty reserve. Set forth below is a brief description of this disagreement.

     In the third quarter of 2002 the Company completed a review of its warranty reserves, and concluded that a reduction of approximately $17 million was warranted. This non-cash adjustment would result in an increase to the Company’s income in the period in which the adjustment is taken. While KPMG did not object to the magnitude of the reduction, management and KPMG could not agree on the proper period or periods in which to record the adjustment. Management believed that the reduction was the result of a current change in the estimation process, and that therefore the entire reduction should be reflected in the third quarter. KPMG ultimately advised the Company that a substantial portion of the reduction related to periods prior to 2002, and the Company’s financial statements for prior periods should be restated for a correction of an error to reflect the warranty reserve based upon the best information available to the Company at the time those prior period financial statements were prepared. Despite lengthy discussions between management and KPMG, including consultation with the staff of the Securities and Exchange Commission, management and KPMG could not reach agreement on a proper accounting treatment.

     The Audit Committee or the Audit Committee Chairman reviewed the matter with management and KPMG on several occasions, both informally and at formal meetings of the Committee. Meanwhile, the Company’s filing of its Form 10-Q for the quarter was delayed. Ultimately, the Audit Committee recommended to the Board of Directors that a new auditor be engaged to assist in bringing the matter to a conclusion. The Board agreed that, without regard to the ultimate resolution of the warranty issue, it would be in the Company’s best interests to change auditors at this time.

     The Company has authorized KPMG to respond fully to the inquiries of the successor accountant concerning the disagreement.

     A letter from KPMG addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this Current Report on Form 8-K.

     Appointment of New Auditor. The Company’s Board of Directors, upon recommendation of the Audit Committee, approved the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) effective December 12, 2002, subject to Deloitte & Touche’s customary new client acceptance procedures which were completed December 17, 2002, as the Company’s independent auditors for 2002 and until otherwise replaced. During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period prior to the appointment of Deloitte & Touche, the Company did not consult with Deloitte & Touche regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On December 16, 2002, the Company issued (i) a press release entitled, “Callaway Golf Changing Auditors” and (ii) a press release entitled, “Callaway Golf Provides Guidance for Full Year 2002, and First Quarter and Full Year 2003.” Copies of both press releases are attached to this report as Exhibits 99.1 and 99.2, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

16.1	Letter dated December 19, 2002 from KPMG LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

99.1	Press Release dated December 16, 2002 entitled, “Callaway Golf Changing Auditors.”

99.2	Press Release dated December 16, 2002 entitled, “Callaway Golf Provides Guidance for Full Year 2002, and First Quarter and Full Year 2003.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2002	CALLAWAY GOLF COMPANY

	By:	/S/ BRADLEY J. HOLIDAY

Bradley J. Holiday Executive Vice President and Chief Financial Officer

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Exhibit Index

     16.1   Letter dated December 19, 2002 from KPMG LLP to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

     99.1   Press Release dated December 16, 2002 entitled, “Callaway Golf Changing Auditors.”

     99.2   Press Release dated December 16, 2002 entitled, “Callaway Golf Provides Guidance for Full Year 2002, and First Quarter and Full Year 2003.”